SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 8/31/2006
FILE NUMBER 811-2729
SERIES NO.: 16

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Institutional Class                                       $ 639,999
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Private Investment Class                                  $  42,306
       Personal Investment Class                                 $   2,937
       Cash Management Class                                     $ 127,479
       Reserve Class                                             $   1,940
       Resource Class                                            $  42,131
       Corporate Class                                           $  27,804

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Institutional Class                                          0.0447
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Private Investment Class                                     0.0417
       Personal Investment Class                                    0.0392
       Cash Management Class                                        0.0439
       Reserve Class                                                0.0360
       Resource Class                                               0.0427
       Corporate Class                                              0.0444

74U. 1 Number of shares outstanding (000's Omitted)
       Institutional Class                                      15,057,862
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Private Investment Class                                    980,690
       Personal Investment Class                                    64,436
       Cash Management Class                                     2,713,814
       Reserve Class                                                17,428
       Resource Class                                            1,089,108
       Corporate Class                                              56,604